EXHIBIT 10.1

MASTER FINANCING AND SECURITY AGREEMENT

dated as of June 22, 2018

THIS MASTER FINANCING AND SECURITY AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is between ENCINA EQUIPMENT FINANCE SPV, LLC, a Delaware limited liability company (together with its successors and permitted assigns, if any, “Lender”) and RNGR ENERGY SERVICES, LLC, a Delaware limited liability company ("Parent"), RANGER ENERGY SERVICES, LLC, a Delaware limited liability company ("Ranger"), TORRENT ENERGY SERVICES, LLC, a Delaware limited liability company ("Torrent"), RANGER ENERGY LEASING, LLC, a Delaware limited liability company ("Leasing"); RANGER ENERGY PROPERTIES, LLC, a Delaware limited liability company ("Properties"); ACADEMY OILFIELD RENTALS, LLC, a Delaware limited liability company ("Academy"); RANGER ENERGY EQUIPMENT, LLC, a Delaware limited liability company ("Equipment"); and MALLARD COMPLETIONS, LLC, a Delaware limited liability company ("Mallard").  Each of Parent, Ranger, Torrent, Leasing, Properties, Academy, Equipment, and Mallard shall be referred to herein as a "Borrower" and individually and collectively, jointly and severally, the "Borrowers".

Lender has an office at 83 Wooster Heights Road, Suite 125, Danbury, Connecticut 06810.  Each of Borrower’s mailing address and chief executive office is 800 Gessner Street, Suite 1000, Houston, Texas 77024.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of Lender and Borrowers, Lender and Borrowers agree as follows:

1.	FINANCING.

This Agreement contains the general terms that apply to financing that shall be provided (subject to the terms and conditions of this Agreement) at the request of Borrowers from time to time by Lender to Borrowers.  The total amount of the financing to be provided by Lender to Borrowers is contemplated to be not be less than $35,000,000.00, but shall not exceed $40,000,000.00 (the “Maximum Financing Amount”).  The first financing shall be in amount of up to $22,000,000.00 (the “First Financing”), which amount shall be used by Borrowers to acquire certain capital equipment, including pump-down pumps, wireline trucks and associated equipment, service rig ancillary equipment, natural gas mechanical refrigeration units and coolers or similar personal property.  Subsequent financings (with all financings made under this Agreement being referred to collectively as the “Financings”) shall be made as agreed by Borrowers and Lender on substantially the same terms and conditions (and, in any event, the same interest rate and amortization schedule) as the First Financing, but in all cases subject to the terms and conditions of this Agreement.  In addition, but always subject to the Maximum Financing Amount, in the event that (a) an event of default occurs under the Purchase and Security Agreements (as defined herein) and NOV (as defined herein) accelerates the obligations secured by the Second Lien Collateral (as defined herein) or (b) NOV proposes to amend or modify the Purchase and Security Agreements in any manner that would be materially adverse to Lender (excluding, for the avoidance of doubt, any amendment to update the schedule of rigs or equipment attached thereto upon delivery of additional rigs or equipment contemplated as of the date of this Agreement to be delivered after the date of this Agreement), then at Lender’s sole option, Lender may make a subsequent Financing hereunder within ten (10) business days after such occurrence, with such amount to be paid directly to NOV to pay in full all obligations owing by Borrowers to NOV under the Purchase and Security Agreements that are secured by the Second Lien Collateral, subject to the Maximum Financing Amount.  Additional terms that apply to the Financings and the Collateral (as defined below) shall be contained on a Collateral Schedule (as defined below) and a Note (as defined below), provided that the economic terms (including the interest rate and amortization schedule) shall be substantially the same as the terms applicable to the First Financing.  Each Collateral Schedule and the terms of this Agreement incorporated therein by reference are collectively referred to as a “CSMA”.  Each CSMA and each Note entered into in connection with that CSMA (as any of the same may be amended, supplemented or otherwise modified from time to time) are together referred to as a “Loan” and collectively as the “Loans”).  Each Loan is a separate and independent transaction and contractual obligation between Borrowers and Lender.  Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms as set forth in the applicable Collateral Schedule or (as the case may be) Note.  In the event of a conflict between the terms of this Agreement and the Collateral Schedule or Note, the terms of the Collateral Schedule and Note shall govern with respect to such conflict.  Subject to earlier termination set forth in Section 11(b), no Loan shall be made after March 31, 2019.

2.	CREATION AND GRANT OF SECURITY INTEREST.

Borrowers grant to Lender, its successors and permitted assigns, a security interest in and against all personal property listed on any collateral schedule now or in the future executed pursuant hereto (the “Collateral”) and made a part hereof (each a “Collateral Schedule”).  This security interest is given to secure the payment and performance of the Loans, together with all debts, obligations and liabilities of any kind whatsoever of Borrowers to Lender and its successors and permitted assigns, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all principal, interest (including interest accruing prior to or after the initiation of insolvency proceedings, whether or not allowed), charges, expenses, fees, reasonable outside attorneys’ fees and costs, and filing fees, now existing or arising in the future under this Agreement, the CSMAs and certain Promissory Notes from time to time identified on any Collateral Schedule (collectively “Notes” and each a “Note”), and any renewals, extensions and modifications of such debts, obligations and liabilities (such debts, obligations and liabilities under this Agreement, the CSMAs and such Notes are called the “Indebtedness”).  For the sake of clarity, the term Collateral includes all of Borrowers’ rights, title and interests in and to (a) any additions, attachments, accessories and accessions thereto, (b) all substitutions, replacements and exchanges therefor, and (c) all property and casualty insurance in respect of such Collateral, and all other proceeds thereof.  Notwithstanding the foregoing, in no event shall “Collateral” include, whether now existing or hereafter arising:  (A) any accounts, inventory, business interruption insurance or proceeds thereof, or any other personal property constituting collateral securing Borrowers’ obligations under the ABL Credit Agreement (as defined herein) or (B) any contract, chattel paper, instrument or general intangible, any account, any supporting obligation or any payment or other amount, in each case from time to time arising from or in connection with (i) any lease, rental or use of any or all of the foregoing and/or (ii) any service(s) provided, or to be provided, by or on behalf of a Borrower or its affiliates, contractors or representatives using or in connection with any or all of the foregoing.  For the sake of clarity, in the event that Collateral is sold by a Borrower, as between Borrowers and Lender, such Collateral shall not be deemed to be Inventory (as such term is defined in the ABL Credit Agreement) and Lender shall be entitled to the proceeds from such sale (which proceeds shall be applied in accordance with Section 5(c) below).  Additionally, Borrowers shall not use the proceeds of such Collateral to purchase Inventory.

3.	THE LOANS.

The payment terms of each Note shall be as set forth therein.  The Closing Date of the Loans shall be as agreed by Lender and Borrower, subject to the terms of this Agreement and provided that the last date for any Financings shall be as set forth in Section 1 hereof.  Borrowers shall provide Lender with no less than five  (5) business days prior written notice of its request for a subsequent Financing.  All subsequent Financings are subject to the satisfaction of the conditions set forth in Section 10 of this Agreement.

4.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWERS.

Each Borrower represents, warrants and covenants as of the date of this Agreement and as of the date of each Collateral Schedule that:

(a) Except as changed after the date hereof in accordance with the last sentence of this clause (a), (i) Borrower’s exact legal name is as set forth in the preamble of this Agreement and Borrower is, and will remain, validly existing and in good standing under the laws of the state or (as the case may be) commonwealth of its formation (specified in the preamble of this Agreement), and (ii) Borrower has, and will maintain, its chief executive office at the location specified in the preamble.  Borrower is, and will remain, duly qualified and licensed in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary.  Borrower will not change its state or (as the case may be) commonwealth of incorporation or organization or its name as it appears in official filings in the state or (as the case may be) commonwealth of its incorporation or organization or the location of its chief executive office without giving Lender at least ten (10) business days’ prior written notice.

(b) Borrower has adequate power and capacity to enter into, and to perform its obligations under this Agreement, each Collateral Schedule, each Note and any other documents evidencing, or given in connection with, any of the Indebtedness.

(c) This Agreement and the other Debt Documents (as defined herein) have been duly authorized, executed and delivered by Borrower and constitute legal, valid and binding agreements enforceable in accordance with their terms, except as such enforceability may be limited by insolvency, fraudulent conveyance, reorganization, receivership, liquidation or similar laws and equitable principles affecting the rights of creditors generally.

(d) No approval, consent or withholding of objections is required from, and no notice is required to be given to, any governmental authority or instrumentality, or any other person or entity, with respect to the entry into, or performance by Borrower of any of the Debt Documents, except any already obtained.

(e) The entry into, and performance by, Borrower of the Debt Documents will not (i) violate any of the organizational documents of Borrower or any judgment, order, law or regulation applicable to Borrower, (ii) result in any breach of or constitute a default under any contract to which Borrower is a party, except for conflicts with contracts which could not reasonably be expected to have a Material Adverse Effect on Borrower, or (iii) result in the creation of any lien, claim or encumbrance on any of Borrower’s property (except for liens in favor of Lender and other Permitted Liens) pursuant to any indenture, mortgage, deed of trust, bank loan, credit agreement, or other agreement or instrument to which Borrower is a party.

(f) There are no suits or proceedings pending, or, to the best of Borrower’s knowledge, threatened in court or before any commission, board or other administrative agency against or affecting Borrower which could, in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined herein) on Borrower, its business or operations, or its ability to perform its obligations under the Debt Documents.

(g) All financial statements delivered to Lender in connection with the Indebtedness have been prepared in accordance with generally accepted accounting principles, and since the date of the most recent financial statement, there has been no material adverse change in Borrower’s financial condition.

(h) The Collateral is, and will remain personal property, and is not, and will not be, used by Borrower for personal, family or household purposes and shall not, under any circumstances become Inventory.

(i) The Collateral is, and will remain, in good condition and repair, except for ordinary wear and tear, and Borrower will not be negligent in its care and use.

(j) Borrower is, and will remain, the sole and lawful owner of and, except for Collateral (A) with the Lender, (B) with a third party for maintenance, repair or refurbishment, (C) located on a site of a client of the Borrower in the ordinary course of business, or (D) in transit to any location described in the foregoing clauses (A), (B) or (C), in possession of the Collateral, and has the sole right and lawful authority to grant the security interest described in this Agreement.

(k) The Collateral is, and will remain, free and clear of all liens, claims and encumbrances of any kind whatsoever, except for (i) liens in favor of Lender, (ii) liens for taxes not yet due or for taxes being contested in good faith by appropriate proceedings and for which the Borrower has maintained adequate reserves in accordance with generally accepted accounting principles, (iii) liens in favor of National OilWell Varco, L.P. (“NOV”) on the Second Priority Collateral (as defined herein) securing the indebtedness described in those certain agreements (as amended, restated or otherwise modified from time to time, subject to Section 1 above, the “Purchase and Security Agreements”) identified on the Schedule of Agreements to that certain letter agreement dated June 22, 2018, among NOV, Lender, Ranger and Leasing and (iv) statutory Liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder or amounts which are being contested in good faith and by appropriate proceedings and for which Borrowers have maintained adequate reserves in accordance with generally accepted accounting principles (all of such liens are called “Permitted Liens”).  As used herein, “Second Priority Collateral” means the items of personal property described on Schedule 1 hereto.

(l) Each Borrower is and will remain in compliance in all material respects with all laws and regulations applicable to it.  In addition, each Borrower is and will remain in compliance with all of the following laws and regulations applicable to it:  (i) ensuring that no person who owns a controlling interest in or otherwise controls Borrower is or shall be (Y) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (Z) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, and (ii) all applicable Bank Secrecy Act (“BSA”) laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations.

(m) Each Borrower is in compliance with, and has procured and is now in possession of, all licenses and permits required by any applicable federal, state, provincial or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business, unless the absence, failure or lack of the same would not be reasonably likely to have a Material Adverse Effect.

(n) The security interests in the Collateral granted to Lender hereunder constitute valid security interests in the Collateral, securing the payment of the Indebtedness.  Upon the filing of a UCC financing statement naming Borrowers as “debtor”, naming Lender as “secured party” and describing the Collateral with the secretary of state of the state of organization of each Borrower, the security interest in the Collateral granted to Lender will constitute a first perfected lien thereon (subject to Permitted Liens) to the extent such security interest may be perfected by filing a UCC-1 financing statement.

(o) Each Borrower is, and after taking into effect the Loans contemplated by this Agreement will be on a consolidated basis, Solvent (as defined herein).  “Solvent” means (i) such person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond such person’s ability to pay as such debts and liabilities mature in their ordinary course, (iii) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person’s assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such person is engaged or is to engage, (iv) the fair value of the assets of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person and (v) the aggregate present fair saleable value of the assets of such person will exceed the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured.  For purposes of this definition only, “debt” means any liability on a claim, and “claim” means (i) a right to payment or (ii) a right to an equitable remedy for breach of performance, if in light of all of the facts and circumstances existing at such time, such right can reasonably be expected to give rise to an actual or matured liability.  For purpose of this definition only, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(p) If Borrowers’ Liquidity (as defined herein) is less than $10,000,000.00, as reported by Borrowers in the compliance certificate to be delivered to Lender pursuant to Section 7(c) hereof, then commencing on the first day of the month following the last date of the reporting period in the latest compliance certificate until the date that Borrowers’ Liquidity is at least $10,000,000.00, as also reported by Borrowers in a compliance certificate, Borrowers shall maintain a Fixed Charge Coverage Ratio (as defined herein) calculated for each 12 month period ending on the first day of any Covenant Testing Period (as defined herein) and the last day of each fiscal month occurring until the end of any Covenant Testing Period (including the last day thereof), commencing September 30, 2018, in each case of at least 1.00 to 1.00.

(q) Borrowers shall not permit the Leverage Ratio (as defined herein), as of the end of each 12 month period ended as of the last day of any calendar quarter, to be greater than the ratio set forth opposite such date in the table below:

Date	Leverage Ratio
September 30, 2018	5.00 to 1.00
December 31, 2018	3.50 to 1.00
March 31, 2019 and the last day of each calendar quarter thereafter	2.50 to 1.00

The defined terms used in Sections 4(p) and 4(q) shall have the following meanings:

(A)

“ABL Credit Agreement” means that certain Credit Agreement dated as of August 16, 2017, by and among the Borrower, the other borrowers named therein, Wells Fargo Bank, National Association, as administrative agent and sole lead arranger, and the lenders party thereto from time to time, as the same may be amended, restated, supplemented or otherwise modified from time to time, provided, that, any defined term used herein shall not be modified for purposes hereof unless and until the Lender approves such change in its reasonable discretion.

(B)	“Covenant Testing Period” means “Covenant Testing Period”, as such term is defined in, and determined under, the ABL Credit Agreement.
(C)	“Fixed Charge Coverage Ratio” means “Fixed Charge Coverage Ratio”, as such term is defined in, and determined under, the ABL Credit Agreement.
(D)	“Leverage Ratio” means “Leverage Ratio”, as such term is defined in, and determined under, the ABL Credit Agreement.
(E)	“Liquidity” means “Liquidity”, as such term is defined in, and determined under, the ABL Credit Agreement.

(r) The proceeds of the Loans shall be used for the acquisition by Borrowers of certain capital equipment including pump-down pumps, wireline trucks and associated equipment, service rig ancillary equipment, natural gas mechanical refrigeration units and coolers, or other similar personal property and to refinance new high spec rigs manufactured by NOV and, to the extent approved by Lender in writing, other business purposes.  No portion of the proceeds of the Loans shall be used for the acquisition of Inventory.

5.	COLLATERAL.

(a) Borrowers shall remain in possession of the Collateral.  Lender may inspect any of the Collateral during normal business hours after giving Borrowers reasonable prior written notice, provided that, so long as no Event of Default shall have occurred and be continuing, Lender shall not be permitted to conduct more than two (2) inspections during any period of twelve (12) consecutive months.  If Lender asks, Borrower will promptly notify Lender in writing of the location of any Collateral.

(b) Borrowers shall (i) use the Collateral only in their trade or business, (ii) maintain all of the Collateral in good operating order and repair, normal wear and tear excepted, (iii) use and maintain the Collateral only in compliance in all material respects with manufacturers recommendations and all applicable laws, and (iv) keep all of the Collateral free and clear of all liens, claims and encumbrances (except for Permitted Liens).

(c) Lender does not authorize and Borrowers shall not (i) part with possession of any of the Collateral (except (A) to Lender, (B) for maintenance, repair or refurbishment, (C) to the extent such Collateral is on a site of a client of a Borrower in the ordinary course of business, or (D) to the extent such Collateral is in transit to any location described in the foregoing clauses (A), (B) or (C), (ii) remove any of the Collateral from the continental United States, or (iii) sell, rent, lease, mortgage, license, grant a security interest in or otherwise transfer or encumber (except for Permitted Liens) any of the Collateral; provided that, no more than six times during the term of the Loans, Borrowers shall be permitted to sell, transfer or otherwise dispose of ancillary rig equipment or other additions, attachments, accessories and accessions to the Collateral in the ordinary course of Borrowers’ business so long as, in each case, (x) the original equipment cost of such property, when combined with any other property sold within any thirty (30) day period, shall not exceed $250,000.00 in the aggregate and (y) any such property shall be replaced within thirty (30) days after being sold (and such replacement property shall constitute a portion of the Collateral).  Any such permitted sales shall be on sixty (60) days prior written notice to Lender, with such notice providing, in detail reasonably satisfactory to Lender, a description of the property to be sold, including its serial number and/or VIN, as applicable, its original equipment cost, the anticipated gross and net proceeds of sale, the anticipated purchaser, and the proposed replacement property and its cost.  In the event that the net sales proceeds from the sale of the property is greater than the cost of the replacement property, then the difference shall be remitted to Lender for application to the Loans.  Under no circumstances shall

Borrowers be entitled to retain any of the proceeds of sale of such property beyond thirty (30) days after the sale of such property.  Any and all reasonable out-of-pocket costs and expenses incurred by Lender in connection with the sales contemplated by this subsection (c) shall be reimbursed by Borrowers promptly following demand by Lender.

(d) Borrowers shall promptly pay when due all taxes, license fees, assessments and public and private charges levied or assessed on any of the Collateral, or on its use, operation, purchase, ownership, delivery, leasing or possession thereof, by any governmental entity or taxing authority during or related to the term of this Agreement, or to any other period during which Borrowers had use or possession of the Collateral, including, without limitation, all license and registration fees, and all sales, use, personal property, excise, gross receipts, franchise, stamp or other taxes, imposts, duties and charges on the Collateral or on the use, operation, purchase, ownership, delivery, leasing or possession thereof, together with any penalties, fines or interest thereon (collectively “Taxes”).  For the avoidance of doubt, Borrowers shall have no liability for, and the term “Tax” shall not include, any taxes, fees or assessments imposed by the United States of America or any state or political subdivision thereof which are on or measured by the net income of Lender.  Borrowers shall promptly reimburse Lender for any Taxes charged to or assessed against or paid by Lender.  Borrowers shall send Lender a copy of each report or return and evidence of Borrowers’ payment of Taxes upon request by Lender.  At its option at any time an Event of Default has occurred and is continuing, Lender may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance, insurance and preservation of the Collateral and effect compliance with the terms of this Agreement or any of the other Debt Documents.  Borrowers shall reimburse Lender, on demand, all costs and expenses incurred by Lender in connection with such payment or performance and agree that such reimbursement obligation shall constitute Indebtedness.

(e) Borrowers shall, at all times, keep accurate and complete records of the Collateral, and Lender shall have the right to inspect and make copies of all of Borrowers’ books and records relating to the Collateral during normal business hours, after giving Borrowers reasonable prior written notice; provided that, so long as no Event of Default shall have occurred and be continuing, Lender shall not be permitted to conduct more than two (2) inspections during any period of twelve (12) consecutive months.

(f) Borrowers acknowledge that any third person who may at any time possess all or any portion of the Collateral shall be deemed to hold, and shall hold, the Collateral as the agent of, and as pledge holder for, Lender. At its option at any time an Event of Default has occurred and is continuing, Lender may give notice to any third person described in the preceding sentence that such third person is holding the Collateral as the agent of, and as pledge holder for, Lender.

(g) The Collateral shall continue to secure all Indebtedness hereunder until payment in full is received with respect to all Loans.  Notwithstanding anything to the contrary set forth herein, upon the earlier to occur of the date on which the original principal amount of the Loans equals the Maximum Financing Amount or March 31, 2019, Lender and Borrower shall promptly but no later than 30 days thereafter, review the Collateral and then modify and adjust the items of equipment comprising the Collateral so that the Collateral is comprised of new high spec rigs, including the items of personal property described on Schedule 1 attached hereto (“New Rigs”) with a value equal to 80% of their original equipment cost and Pool A Collateral (as defined in one or more Collateral Schedules delivered pursuant hereto from time to time) with a value equal to 80% of its net orderly liquidation value.  The mix of Collateral following the adjustment shall be 90% New Rigs and 10% Pool A Collateral.  For the sake of clarity and as an example, if the amount of the Loans is $40,000,000.00 then the Collateral securing the Loans will be comprised of New Rigs with a value of $36,000,000.00, which amount shall be 80% of the original equipment cost of the New Rigs and Pool A Collateral with a value of $4,000,000.00, which amount shall be 80% of the net orderly liquidation value of the Pool A Collateral.  Lender and Borrower shall cooperate with one another and shall take such action as is needed, including without limitation, the granting and releasing of security interests, to achieve the adjustment of the items of Collateral as contemplated herein.

6.	INSURANCE.
(a) Borrowers shall at all times bear the entire risk of any loss, theft, damage to, or destruction of, any of the Collateral from any cause whatsoever.

(b) Borrowers, at their own expense, shall keep the Collateral insured with financially sound and reputable insurance companies not affiliates of Borrowers, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrowers operate and otherwise reasonably satisfactory to Lender, including, but not limited to, (i) all risks physical damage insurance for the Collateral itself, including, but not limited to, loss or damage by fire and extended coverage perils, theft, burglary, and for any or all Collateral which are vehicles, for risk of loss by collision and (ii) liability insurance for bodily injury or death and property damage.  Borrowers shall deliver to Lender policies or certificates of insurance evidencing such coverage.  Each policy of property insurance for the Collateral shall name Lender as loss payee with respect to the Collateral and each policy of liability insurance (other than business interruption insurance) shall name Lender as additional insured, and all such insurance shall provide for coverage to Lender regardless of the breach by any Borrower or Borrowers of any warranty or representation made therein, shall not be subject to co-insurance, and shall provide that coverage may not be canceled or altered by the insurer except upon thirty (30) days’ (or 10 days’ for non-payment) prior written notice to Lender.  Borrowers irrevocably appoint Lender as their attorney-in-fact to make proof of loss, claim for insurance and adjustments with insurers with respect to the Collateral, and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments with respect to the Collateral.  Lender shall not act as Borrowers’ attorney-in-fact unless an Event of Default has occurred and is continuing.  Borrowers may not make adjustments with insurers with respect to casualties involving the Collateral except with Lender’s prior written consent.  Proceeds of property insurance for the Collateral shall be applied to repair or replace the Collateral or, at the option of Lender at any time when and Event of Default has occurred and is continuing, to reduce any of the Indebtedness under the Debt Documents.

7.	REPORTS.

(a) Borrowers shall promptly notify Lender (i) at least ten (10) business days’ prior to any change in the name of any Borrower, (ii) at least ten (10) business days’ prior to any change in the state of incorporation, organization or registration of any Borrower, (iii) at least ten (10) business days’ prior to any relocation of the chief executive offices of any Borrower, (iv) at least ten (10) business days’ prior to any permanent or indefinite relocation of any of the Collateral from the location(s) specified in its applicable Collateral Schedule (except (A) to Lender, (B) for maintenance, repair or refurbishment, (C) to the extent such Collateral is on a site of a client of a Borrower in the ordinary course of business, or (D) to the extent such Collateral is in transit to any location described in the foregoing clauses (A), (B) or (C)), (v) upon any Borrower becoming aware of (x) any item of the Collateral having an original equipment cost of $125,000.00 or greater being lost, stolen, missing, destroyed, or materially damaged or (y) any rig being worn or used beyond repair, to the extent Borrowers are no longer able to use such rig in the ordinary course of business, or (vi) upon any Borrower becoming aware of any lien, claim or encumbrance other than Permitted Liens attaching to or being made against any of the Collateral.

(b) Borrowers shall deliver to Lender (i) the consolidated financial statements consisting of a balance sheet, statement of income, retained earnings and cash flows of Borrowers, on a consolidated basis, certified by a recognized firm of certified public accountants, within one hundred twenty (120) days of the close of each fiscal year, and (ii) the quarterly consolidated financial statements consisting of a balance sheet, statement of income, retained earnings and cash flows of Borrowers, on a consolidated basis, certified by a Borrower’s chief financial officer or other Financial Officer, within forty-five (45) days after the close of each quarter, provided that, Borrowers shall be deemed to have delivered the financial statements required by this Section 7(b) upon delivery to Lender of a copy of the comparable financial statements that Borrowers or Public Parent are required to deliver under the ABL Credit Agreement.  As used herein, “Financial Officer” means the chief executive officer, the president, the chief financial officer or the treasurer of Public Parent or a Borrower (as applicable).  As used herein, “Public Parent” means Ranger Energy Services, Inc.

(c) Borrowers shall deliver to Lender a compliance certificate in a form reasonably acceptable to Lender signed by a Financial Officer setting forth the calculation supporting the financial covenants set forth in Sections 4(p) and 4(q) hereof at the time the annual and quarterly financial statements are delivered pursuant to Section 7(b).

8.	FURTHER ASSURANCES.

(a) Borrower shall, upon request of Lender, furnish to Lender such further information, execute and deliver to Lender such documents and instruments (including, without limitation, Uniform Commercial Code financing statements) and shall do such other acts and things as Lender may at any time reasonably request relating to the perfection or protection of the security interest in the Collateral created by this Agreement or for the purpose of carrying out the intent of this Agreement.  Without limiting the foregoing, Borrower shall cooperate and do all acts deemed necessary by Lender to continue in Lender a perfected first security interest in the Collateral, and shall use commercially reasonable efforts to obtain and furnish to Lender any subordinations, releases, landlord waivers and similar documents as may be from time to time reasonably requested by, and in form and substance reasonably satisfactory to, Lender for the purpose of perfection or protection of the security interest in the Collateral created by this Agreement.

(b) Borrower authorizes Lender to file a financing statement and amendments thereto describing the Collateral and containing any other information required by the applicable Uniform Commercial Code.  At any time an Event of Default has occurred and is continuing and prior to an Event of Default in connection with perfecting a lien on titled vehicles and equipment, Borrower irrevocably grants to Lender the power to sign Borrower’s name and generally to act on behalf of Borrower to execute and file applications for title, transfers of title, notices of lien and other documents pertaining to any or all of the Collateral; this power is coupled with Lender’s interest in the Collateral.  Borrower shall, if any certificate of title be required or permitted by law for any of the Collateral, obtain and promptly deliver to Lender, at Lender’s request, such certificate showing the lien of this Agreement with respect to the Collateral.  Borrower ratifies its prior authorization for Lender to file financing statements and amendments thereto describing the Collateral and containing any other information required by the Uniform Commercial Code if filed prior to the date hereof.

(c) BORROWER SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS EACH OF LENDER AND ITS AFFILIATES, SUCCESSORS AND ASSIGNS, AND ALL OF LENDER’S AND SUCH AFFILIATES’, SUCCESSORS’ AND ASSIGNS’ RESPECTIVE DIRECTORS, SHAREHOLDERS, OFFICERS, EMPLOYEES, AGENTS, PREDECESSORS, ATTORNEYS-IN-FACT AND LAWYERS (EACH AN “INDEMNIFIED PARTY”) (ON AN AFTER TAX BASIS) FROM AND AGAINST ANY AND ALL LOSSES, DISPUTES, PENALTIES, CLAIMS, OUT-OF-POCKET EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE LEGAL EXPENSES) DAMAGES AND LIABILITIES (INCLUDING WITHOUT LIMITATION ENVIRONMENTAL LIABILITIES) OF WHATSOEVER KIND AND NATURE (INCLUDING THOSE ARISING OUT OF LENDER’S NEGLIGENCE) ARISING OUT OF OR IN CONNECTION WITH OR RELATING TO THE COLLATERAL,  THIS AGREEMENT OR ANY LOAN OR ANY OTHER DEBT DOCUMENT (AS

DEFINED IN SECTION 2 HEREOF) (COLLECTIVELY, “CLAIMS”), REGARDLESS OF WHETHER SUCH INDEMNIFIED PARTY IS A PARTY THERETO AND WHETHER IN LAW OR EQUITY, OR IN CONTRACT, TORT OR OTHERWISE; PROVIDED, HOWEVER, THAT NO INDEMNIFIED PARTY SHALL BE ENTITLED TO INDEMNITY HEREUNDER IN RESPECT OF ANY CLAIM TO THE EXTENT THAT THE SAME IS FOUND BY A FINAL, NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY.  Subject to the proviso in the immediately preceding sentence, this indemnity shall include, but is not limited to, Claims (including strict liability in tort or otherwise) that may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of (i) the selection, manufacture, purchase, acceptance or rejection of Collateral, the ownership of Collateral and the delivery, lease, sublease, chartering, possession, maintenance, use, non-use, financing, mortgaging, control, insurance, testing, condition, titling or re-titling, registration or re-registration, removal, repossession, sale (including all costs, incurred in making Collateral ready for sale after the exercise of remedies as a result of an Event of Default), operation or design of Collateral (including, without limitation, latent and other defects, whether or not discoverable by Lender or Borrower), any interchanging or pooling of any parts of the Collateral, if applicable; (ii) any breach of Borrower’s representations or obligations under any Loan or any other Debt Document, or the failure by Borrower to comply with any term, provision or covenant contained in any Loan or any other Debt Document or with any applicable law, rule or regulation with respect to the Collateral, or the nonconformity of the Collateral or its operation with any applicable law; (iii) any actions brought against any Indemnified Party that arise out of Borrower’s actions or omissions (or actions or omissions of Borrower’s agents) in respect of the Collateral or the Debt Documents; or (iv) reliance by any Indemnified Party on any representation or warranty made or deemed made by Borrower (or any of its officers) under or in connection with any Loan or any other Debt Document, or any report or other information delivered by Borrower or any guarantor pursuant hereto which shall have been incorrect in any material respect when made or deemed made or delivered.  Subject to the foregoing provisions of this Section 8(c) and the proviso in the first sentence of this Section 8(c), Borrower shall (i) pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any Claims, and (ii) upon request, defend any actions based on, or arising out of, any Claims.  The rights, privileges and indemnities set forth in this Section 8(c) shall survive the expiration or other cancellation or termination of this Agreement.

9.	CONDITIONS TO BORROWING.

The obligations of Lender to make the Loan evidencing the First Financing, including any disbursement of a portion of the Loan on the date of this Agreement (“Closing Date”) shall be subject to the satisfaction (as determined by Lender in its reasonable discretion) of the following conditions precedent:

(a) Debt Documents.  Lender shall have received a fully executed copy (with originals to follow promptly) of each of the following documents which shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance reasonably satisfactory to Lender with respect to documents delivered on the Closing Date or, with respect to documents executed and delivered after the Closing Date, in form and substance substantially similar to those delivered on the Closing Date (with any changes required to fill-in dates, amounts and other blanks) (all of the following are called the “Debt Documents”):

(i)	this Agreement;
(ii)	the Collateral Schedule to this Agreement;
(iii)	the Note; and

(iv)	such other agreements as Lender may reasonably require in order to evidence, grant or perfect its security interest in the Collateral.

(b) Certified Copies of Organizational Documents.  Lender shall have received from Borrower a copy, certified by a duly authorized officer of each Borrower to be true and complete on the Closing Date, of its organizational documents as in effect on such date of certification and, in the case of the certificate of formation or similar formation document for such Borrower, such document shall have been certified as of a date no later than 30 days prior to the Closing Date by the secretary of its state of formation.

(c) Corporate or Other Action.  All limited liability company action necessary for the valid execution, delivery and performance by Borrowers of this Agreement and the other Debt Documents shall have been duly and effectively taken, and evidence thereof reasonably satisfactory to Lender, certified by an officer of each Borrower, shall have been provided to Lender.

(d) Incumbency Certificate.  Lender shall have received from Borrowers an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of each Borrower, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each such Person, each of the Debt Documents to which such Person is or is to become a party; and (b) to give notices and to take other action on its behalf under the Debt Documents.

(e) Validity of Liens.  The applicable Debt Documents shall be effective to create in favor of Lender a legal, valid and enforceable first priority Lien on the Collateral, other than the Permitted Liens.  Lender shall have received proper financing statements and other recordable documents in form appropriate for filing under the Uniform Commercial Code (or under other applicable law) of all jurisdictions that the Lender may deem necessary or desirable in order to perfect its lien in the Collateral created under the Debt Documents.

(f) Due Diligence and UCC Search Results.  As of the Closing Date, Lender shall have received from Borrowers full and complete responses to all due diligence requests of Lender, in all cases reasonably satisfactory to Lender, and the results of UCC, judgment, tax and bankruptcy searches (and the equivalent thereof in all applicable foreign jurisdictions) with respect to the Collateral, indicating no Liens on any of the Collateral, other than the Permitted Liens, and otherwise in form and substance reasonably satisfactory to Lender.

(g) Certificates of Insurance.  Lender shall have received (a) the certificates of insurance referenced in Section 6 identifying insurers, types of insurance, insurance limits, and policy terms, listing Lender, as loss payee and additional insured, and otherwise describing the insurance obtained in accordance with the provisions of this Agreement and the other Debt Documents, together with applicable endorsements and (b) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer).

(h) Closing Certificate.  Lender shall have received an officer’s certificate of Borrowers dated as of the Closing Date certifying (a) that Borrowers are Solvent and will be Solvent following the consummation of the transactions contemplated herein, (b) that each of the conditions set forth in this Section 9 have been satisfied, and (c) such other matters as Lender may request, in form and substance reasonably satisfactory to Lender.

(i) No Litigation.  There is no action, suit, or proceeding pending or, to the knowledge of Borrowers, threatened against or affecting Borrowers or the Collateral before any court or arbitrator or any Governmental Authority which could reasonably be expected to have a Material Adverse Effect (as defined herein).

(j) Consents and Approvals.  Lender shall have received evidence that all material governmental and third-party approvals necessary or advisable in connection with the Loan contemplated hereby and the continuing operations of Borrowers shall have been obtained (or, to the extent consented to in writing by Lender, waived) and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose materially adverse conditions on Borrowers taken as a whole or the Loan.

(k) Certificates of Good Standing.  Lender shall have received certificates of good standing, existence or its equivalent with respect to Borrowers certified as of a recent date before the Closing Date by the appropriate governmental authority of the state or commonwealth of organization or formation.

(l) Equipment Appraisal.  At the Closing Date and the dates of the disbursements of any subsequent Loans, Lender shall have received an equipment appraisal reasonably acceptable in form and substance with respect to the Collateral.

(m) Financial Information.  At the Closing Date, Lender shall have received from Borrowers an internally prepared profit and loss, balance sheet and cash flow projections for the first twelve (12) months and annually for a total of three (3) years, which will have presented an adequate analysis of Borrowers’ cash flow, performance and liquidity reasonably acceptable to Lender.

(n) Fees; Costs and Expenses.  At the Closing Date, Borrowers shall have paid to Lender all reasonable out-of-pocket costs and expenses of Lender in connection with the preparation, negotiation, and syndication (if applicable) of the Debt Documents, including reasonable attorney’s fees and disbursements (collectively, “Lender’s Closing Costs and Expenses”) and the following fees: (i) a Collateral Monitoring Fee of $100,000.00, (ii) a Structuring Fee of $100,000.00, and (iii) a Commitment Fee of $200,000.00 (such fees, together with the additional commitment fee referred to below, the “Closing Fees”).  Thereafter, as a condition for the funding of the Loans, on the dates of the funding of a Loan hereunder, Borrowers shall pay to Lender an additional commitment fee equal to .75% of the amount of the Loan funded on such date, provided that the total amount of the Closing Fees shall not be less than $612,500.00 and shall not exceed $700,000.00, and the amount of Lender’s Closing Costs and Expenses.  Notwithstanding the foregoing, on the date of the final funding of a Loan hereunder, if the aggregate amount of the Financings is less than $35,000,000.00, then the amount of the Closing Fee to be paid on such date shall be the difference between $612,500.00 and the amount of the Closing Fee that would otherwise be due based on the amount of the Loan funded on such date.

10. CONDITIONS TO ALL DISBURSEMENTS.  The obligations of Lender to authorize disbursements for Loans whether on or after the Closing Date, including any Loan evidencing any subsequent Financing,  shall also be subject to the satisfaction of the following conditions precedent:

(a) Representations True; No Event of Default.  Each of the representations and warranties of Borrowers contained in this Agreement, the Debt Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects (without duplication of any materiality qualifier) as of the date as of which they were made and shall also be true in all material respects (without duplication of any materiality qualifier) and deemed remade as such at and as of the time of the making of such disbursement, with the same effect as if made at and as of that time (except to the extent that such representations and warranties relate expressly to an earlier date) and no Event of Default shall have occurred and be continuing.

(b) No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that would make it illegal for Lender to make such Loan.

(c) No Material Adverse Effect.  No Material Adverse Effect shall have occurred since the date of the last financial statements delivered to the Lender pursuant to Section 7(b).  As used herein, “Material Adverse Effect” means a material adverse change in, or a material adverse effect on:  (i) the business, operations, properties, condition (financial or otherwise), assets and income of Borrowers; (ii) the ability of Borrowers to pay or perform any obligation under any of the Debt Documents; (iii) the validity, binding effect or enforceability of this Agreement or any of the Debt Documents or (iv) the rights, remedies or benefits available to Lender under this Agreement or the Debt Documents taken as a whole.

(d) Debt Documents.  Lender shall have received an executed copy (with originals to follow promptly) of the Collateral Schedule, the Note and any other Debt Documents applicable to the Loans made after the Closing Date along with the items described in Sections 9(c), (d), (g), and (l).

(e)Payment of Closing Fee and Lender’s Closing Costs and Expenses.  Borrowers shall have paid Lender the amount of the Closing Fee due on the date of the disbursement of the Loan and the amount of Lender’s Closing Costs and Expenses relating to such subsequent Loan.

11.	DEFAULT AND REMEDIES.
(a) Borrowers shall be in default under this Agreement and under any Loan upon the occurrence of any of the following (each an “Event of Default”, and collectively, the “Events of Default”):
(i)	Borrowers fail to pay within ten (10) days after its due date any installment or other amount due under any of the Debt Documents;
(ii)

Borrowers, without the prior written consent of Lender, sell all or any fractional interest in, or rent, lease, license, charter, mortgage, assign, grant a lien on or security interest in, or otherwise transfer or encumber (except for Permitted Liens or other dispositions permitted hereunder) any of the Collateral or any part thereof;

(iii)	Borrowers breach any of their insurance obligations under this Agreement or under any other Debt Documents;
(iv)

Borrowers breach any of their other obligations under any of the Debt Documents (other than those described under Section 11(a)(i) through (iii) above) and fail to cure that breach within thirty (30) days after written notice from Lender;

(v)	Any warranty, representation or statement made by Borrowers in any of the Debt Documents or otherwise in connection with any of the Indebtedness shall be false or misleading in any material respect;
(vi)

Any of the Collateral having a value in excess of $125,000.00 shall (A) become subject to an order of forfeiture, seizure or divestiture, or (B) become subject to any attachment, sequestration or similar proceeding or proceedings and the same shall not have been discharged within sixty (60) days after the commencement thereof;

(vii)

Borrowers breach or are in default under any other agreement by and between Lender (or any of its affiliates or parent entities) on the one hand, and Borrowers (or any of Borrowers’ affiliates or parent entities) on the other hand.

(viii)	Any Borrower dissolves, terminates its existence, becomes insolvent or ceases to do business as a going concern, except as permitted under clause (a)(xiv) below;

(ix)	Reserved.
(x)

A receiver, custodian or trustee is appointed for all or of any substantial part of the property of any Borrower or any Borrower makes an assignment for the benefit of creditors, or any Borrower by any act or omission shall indicate its consent to, approval of or acquiescence in any such appointment of a custodian, receiver or trustee;

(xi)

Any Borrower files a petition under any bankruptcy, insolvency or similar law, or in the event an involuntary petition is filed against any Borrower and such petition is not dismissed within sixty (60) days, or any Borrower by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application, proceeding, order for relief;

(xii)	Any Borrower improperly files, or causes to be improperly filed, an amendment or termination statement relating to a filed financing statement describing the Collateral;
(xiii)

Borrowers default under any other material obligations (other than as otherwise set forth in this Section 11 or with respect to any indebtedness or obligations owing by Borrowers or any Borrower to EsCo Leasing, LLC, provided, however, if the lenders under the ABL Credit Agreement provide notice of an event of default under the ABL Credit Agreement due to a default with respect to indebtedness or obligations owing by Borrowers or any Borrower to EsCo Leasing, LLC, then the exception set forth in this parenthetical clause shall not be applicable) for (a) borrowed money, the deferred purchase price of property or payments due under capital lease agreement(s) in an amount greater than $250,000; or (b) under any other contract or obligation requiring the payment of money by any Borrower in an amount greater than $250,000; and in any such case, such default results in the right by the other party to the agreement to either accelerate the obligations thereunder or enforce its rights and remedies thereunder in accordance with the terms and provisions thereof; provided, however, that if such default is cured or waived pursuant to the terms of such other obligations, agreements, or contracts, such default shall cease to constitute an Event of Default hereunder; or

(xiv)

There is any dissolution, termination of existence, merger or consolidation of any Borrower, except (A) any merger or consolidation of any Borrower with and into another Borrower, and (B) Borrowers shall be permitted to sell, transfer, or otherwise dispose of all or substantially all of the assets of Torrent, or the equity interests in Torrent (whether by sale of its assets, its equity, merger, or otherwise), so long as (1) Borrowers shall have delivered ten (10) days prior written notice thereof to Lender and (2) all Collateral continues to be owned by Borrowers following any such transaction described in this clause (B), a “Permitted Torrent Sale”.

The default declaration shall apply to all Notes and Collateral Schedules, unless specifically excepted by Lender.  Any provision of this Agreement to the contrary notwithstanding, Lender may exercise all rights and remedies hereunder independently with respect to each Loan.

(b) If any Event of Default has occurred and is continuing, Lender, at its option, may (i) declare any or all of the Indebtedness to be immediately due and payable, without demand or notice to Borrowers and (ii) terminate the funding of any Loans and all other obligations of the Lender hereunder or under any Debt Documents.  The accelerated obligations and liabilities shall bear interest from the occurrence of the Event of Default (both before and after any judgment) until paid in full at the Default Rate (as defined in the Note).  The application of the Default Rate shall not be interpreted or deemed to extend any cure period set forth herein, cure any default or otherwise limit Lender’s right or remedies hereunder.  Notwithstanding anything to the contrary contained herein, in no event shall this Agreement require the payment or permit the collection of amounts in excess of the maximum permitted by applicable law.

(c) If any Event of Default has occurred and is continuing, Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code, and under any other applicable law.  Without limiting the foregoing, if any Event of Default has occurred and is continuing, Lender shall have the right to (i) notify any account debtor of any Borrower or any obligor on any instrument which constitutes part of the Collateral to make payment to Lender, (ii) with or without legal process, enter any premises where the Collateral may be and take possession of and remove the Collateral from the premises or store it on the premises, (iii) sell the Collateral at public or private sale, in whole or in part, and have the right to bid and purchase at said public sale, or (iv) lease or otherwise dispose of all or part of the Collateral, applying proceeds from such disposition to the obligations secured thereby that are then in default.  If requested by Lender at any time an Event of Default has occurred and is continuing, Borrowers shall promptly assemble the Collateral and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties.  If any Event of Default has occurred and is continuing, Lender may also render any or all of the Collateral unusable at Borrowers’ premises and may dispose of such Collateral on such premises without liability for rent or costs.  Any notice that Lender is required to give to Borrowers under the Uniform Commercial Code of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given to the last known address of Borrowers at least ten (10) days prior to such action.

(d) If any Event of Default has occurred and is continuing, Lender shall have the right to any proceeds of sale, lease or other  disposition of the Collateral, if any, and the right to apply any amounts so collected or (as the case may be)  otherwise collected from Borrowers pursuant to this Section 11 or under any other Debt Document in the following order of priorities: (i) to pay all of Lender’s costs, charges and expenses incurred in enforcing its rights under this Agreement or in taking, removing, holding, repairing, refurbishing, selling, leasing or otherwise disposing of the Collateral; then, (ii) to pay any and all late fees, per diem fees, other such charges due hereunder, any and all interest due hereunder and all amounts owing pursuant to any indemnity claims; then (iii) to pay all principal due hereunder;  then (iv) to pay all other amounts due and owing to Lender under any of the Debt Documents; then (v) any surplus shall be remitted to Borrowers or (as the case may be) any other party legally entitled thereto.  Borrowers or any Borrower shall pay any deficiency in (i), (ii), (iii) and (iv) immediately upon demand.

(e) Borrowers shall pay all reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by Lender in connection with the administration of the Debt Documents, any amendment, waiver or consent related to the Debt Documents, including without limitation the reasonable out-of-pocket costs and fees for the appraisals required to adjust the mix of Collateral as set forth in Section 5(g) hereof, and the enforcement, assertion, defense or preservation of Lender’s rights and remedies under this Agreement, or if prohibited by law, such lesser sum as may be permitted.  Such fees and costs shall constitute Indebtedness.

(f) Lender’s rights and remedies under this Agreement or otherwise arising are cumulative and nonexclusive of any other rights and remedies that Lender may have under any other agreement or at law or in equity and may be exercised individually or concurrently, any or all thereof may be exercised instead of or in addition to each other or any remedies at law, in equity, or under statute.  Neither the failure nor any delay on the part of Lender to exercise any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of that or any other right, power or privilege.  LENDER SHALL NOT BE DEEMED TO HAVE WAIVED ANY OF ITS RIGHTS UNDER THIS AGREEMENT OR UNDER ANY OTHER DEBT DOCUMENT UNLESS SUCH WAIVER IS EXPRESSED IN WRITING AND SIGNED BY LENDER.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.  Except as provided in Section 11(c) above, Borrowers waive notice of sale or other disposition (and the time and place thereof), and the manner and place of any advertising, and any other notice required to be given under the Uniform Commercial Code.  Lender shall have no obligation to marshal any of the Collateral.

12.	MISCELLANEOUS.

(a) This Agreement, any Note, Collateral Schedule and/or any of the other Debt Documents may be assigned, in whole or in part, by Lender without notice to Borrowers, and Lender may grant participations in the Debt Documents, the Commitment and the Loans to any Person without notice to Borrowers, provided,  however, Lender may not, without Borrowers’ prior written consent, make any such assignment, in whole or in part, to a direct competitor of Borrowers.  Borrowers hereby waive and shall not assert against any such assignee, any defense, set off, recoupment, claim or counterclaim that Borrowers have or may at any time have against Lender for any reason whatsoever; provided, however, no such assignment will constitute a waiver or release of any claim Borrowers may have against the assigning Lender with respect to facts and circumstances occurring on or prior to the effective date of such assignment.  If Borrowers receive written notice of any assignment permitted under this clause (a) from Lender, Borrowers will pay all amounts payable under any assigned Debt Documents to such assignee.  Borrowers shall confirm in writing receipt of the notice of assignment as may be reasonably requested by Lender or assignee.  BORROWERS SHALL NOT SELL, TRANSFER, ASSIGN, OR OTHERWISE ENCUMBER ANY OF BORROWERS’ RIGHTS, OBLIGATIONS OR INTERESTS UNDER THIS AGREEMENT, ANY NOTE, COLLATERAL SCHEDULE OR OTHER DEBT DOCUMENT, WITHOUT THE PRIOR WRITTEN CONSENT OF LENDER.

(b) All notices to be given in connection with this Agreement shall be in writing, shall be addressed, if to the Lender, at its address set forth in this Agreement and, if to Borrowers, at their address set forth in this Agreement and shall be deemed given (i) on the date of receipt if delivered in hand, by facsimile transmission or electronic mail, (ii) on the next business day after being sent by express mail or overnight courier, and (iii) on the fourth business day after being sent by regular, registered or certified mail.  As used herein, the term “business day” shall mean and include any day other than Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized to be closed.

(c) Lender may correct patent errors and fill in all blanks in this Agreement or in any Collateral Schedule consistent with the agreement of the parties.

(d) Time is of the essence of this Agreement.  This Agreement shall be binding, jointly and severally, upon each Borrower and their respective representatives, successors and assigns, and shall inure to the benefit of Lender, its successors and assigns.

(e) The unenforceability of any provisions hereof or of the Debt Documents shall not affect the validity of any other provision hereof or thereof.
(f) Borrowers hereby acknowledge that Lender reserves the right to impose fees or charges for returned checks and certain optional services that Lender may offer or provide to Borrowers during the term of this Agreement.  Lender will notify Borrowers of the amount of the applicable fee or charge if Borrowers request such optional services.  In addition, Lender may make available to Borrowers a schedule of fees or charges for such optional services from time to time or upon demand, provided, however, that such fees and charges are subject to change in Lender’s sole discretion without notice to Borrowers.

(g) This Agreement and the other Debt Documents constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior understandings (whether written, verbal or implied) with respect to such subject matter.  THIS AGREEMENT AND THE OTHER DEBT DOCUMENTS SHALL NOT BE CHANGED OR TERMINATED ORALLY OR BY COURSE OF CONDUCT, BUT ONLY BY A WRITING SIGNED BY BOTH PARTIES.  Section headings contained in this Agreement have been included for convenience only, and shall not affect the construction or interpretation of this Agreement.

(h) This Agreement shall continue in full force and effect until all of the Indebtedness (other than contingent indemnification obligations for which no claim has been made) has been paid in full to Lender.  The surrender, upon payment or otherwise, of any Note or any of the other documents evidencing any of the Indebtedness shall not affect the right of Lender to retain the Collateral for such other Indebtedness as may then exist or as it may be reasonably contemplated will exist in the future.  This Agreement shall automatically be reinstated if Lender is ever required to return or restore the payment of all or any portion of the Indebtedness (all as though such payment had never been made).  Upon the payment in full of all of the Indebtedness (other than contingent indemnification obligations for which no claim has been made) and the termination or expiration of any commitment by the Lender to make any further advance of the Loan under this Agreement, (i) all liens, security interests and other interests of the Lender in any and all Collateral shall be deemed to be automatically released, terminated and of no further force and effect without requiring further action of any party hereto; (ii) all of the Debt Documents shall be deemed to be terminated without requiring further action of any party hereto and Borrowers will not have any further liabilities thereunder except with respect to certain obligations and liabilities that survive repayment of the Indebtedness; and (iii) upon the request of Borrowers and at the sole cost and expense of Borrowers, Lender shall (A) file termination statements terminating all UCC financing statements filed by or on behalf of Lender naming it as the secured party of record related to liens and security interests which secure the Indebtedness, (B) execute, as applicable, and deliver to the Borrower any such lien releases and discharges of security interests as are reasonably requested and necessary to release, as of record, the security interests and all notices of security interests and liens previously filed by Lender under the Debt Documents and (C) deliver promptly to Borrowers, subject to any applicable law or court order, possessory Collateral in the possession of the Lender pledged as collateral to secure repayment of the Indebtedness.  If any item of the Collateral is sold or transferred as permitted herein or otherwise with the consent of Lender, then all liens, security interests and other interests of Lender in any and all of such items of Collateral shall be deemed to be automatically released and terminated without requiring further action of any party.  If Borrowers consummate a Permitted Torrent Sale, then Torrent shall be deemed to be automatically released from its obligations as a Borrower under the Debt Documents without requiring further action of any party.

(i) BORROWERS AND LENDER HEREBY UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY OF THE DEBT DOCUMENTS, ANY DEALINGS BETWEEN BORROWERS AND LENDER RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN BORROWERS AND LENDER.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS).  THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY

NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OF THE OTHER DEBT DOCUMENTS OR ANY OTHER DOCUMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION.  IN THE EVENT OF ANY LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(j) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.  BORROWERS IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK COUNTY, NEW YORK TO HEAR AND DETERMINE ANY SUIT, ACTION OR PROCEEDING AND TO SETTLE ANY DISPUTES, INCLUDING TORT CLAIMS, WHICH MAY ARISE OUT OF OR IN CONNECTION HEREWITH (COLLECTIVELY, THE “PROCEEDINGS”), AND BORROWERS FURTHER IRREVOCABLY WAIVE ANY RIGHT THEY OR ANY ONE OF THEM MAY HAVE TO REMOVE ANY SUCH PROCEEDINGS FROM ANY SUCH COURT (EVEN IF REMOVAL IS SOUGHT TO ANOTHER OF THE ABOVE-NAMED COURTS).  BORROWERS IRREVOCABLY WAIVE ANY OBJECTION THAT THEY MIGHT NOW OR HEREAFTER HAVE TO THE ABOVE-NAMED COURTS BEING NOMINATED AS THE EXCLUSIVE FORUM TO HEAR AND DETERMINE ANY SUCH PROCEEDINGS AND SHALL NOT CLAIM THAT THEY ARE NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS FOR ANY REASON WHATSOEVER, THAT THEY ARE OR THEIR PROPERTY IS IMMUNE FROM LEGAL PROCESS FOR ANY REASON WHATSOEVER, THAT ANY SUCH COURT IS NOT A CONVENIENT OR APPROPRIATE FORUM IN EACH CASE WHETHER ON THE GROUNDS OF VENUE OR FORUM NON-CONVENIENS OR OTHERWISE.  BORROWERS ACKNOWLEDGE THAT BRINGING ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY COURT OTHER THAN THE COURTS SET FORTH ABOVE WILL CAUSE IRREPARABLE HARM TO LENDER THAT COULD NOT ADEQUATELY BE COMPENSATED BY MONETARY DAMAGES, AND, AS SUCH, IN ADDITION TO ANY OF THE REMEDIES TO WHICH LENDER MAY BE ENTITLED AT LAW OR IN EQUITY, LENDER WILL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS (WITHOUT THE POSTING OF ANY BOND AND WITHOUT PROOF OF ACTUAL DAMAGES) TO ENJOIN THE PROSECUTION OF ANY SUCH PROCEEDINGS IN ANY OTHER COURT.    Notwithstanding the foregoing, Lender shall have the right to apply to a court of competent jurisdiction in the United States of America or abroad for equitable relief as is necessary to preserve, protect and enforce its rights under this Agreement and any other Debt Document, including, but not limited to orders of attachment or injunction necessary to maintain the status quo pending litigation or to enforce judgments against Borrowers or any one of them, or the collateral pledged to Lender pursuant to any Debt Document or to gain possession of such collateral.

(k) This Agreement and any amendments, waivers, consents or supplements hereto in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, all of which taken together shall constitute one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  Delivery of an executed signature page of this Agreement or any delivery contemplated hereby by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart thereof.

(l) To the extent that any Note and Collateral Schedule would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest therein may be created through the transfer or possession of this Agreement in and of itself without the transfer or possession of the original of such Note and Collateral Schedule executed pursuant to this Agreement and incorporating this Agreement by reference.

(m) Lender has the right to receive and retain rebates, discounts and other compensation directly or indirectly from manufacturers, suppliers and vendors with respect to the Collateral financed hereunder.

(n) Borrowers authorize Lender and its representatives to contact and communicate with Borrowers and provide Borrowers with information and notices relating to Lender’s services and products from time to time, including, without limitation, solicitations and/or materials advertising the commercial availability, price or quality of goods, property or services, via facsimile transmission or email.

(o) Borrowers hereby acknowledge that they have not received or relied on any legal, tax, financial or accounting advice from Lender and that Borrowers have had the opportunity to seek advice from their own advisors and professionals in that regard.

[Signature page follows]

IN WITNESS WHEREOF, Borrowers, jointly and severally, and Lender, intending to be legally bound hereby, have duly executed this Agreement in one or more counterparts, each of which shall be deemed to be an original, as of the day and year first above written.

Lender:Borrower:

Encina Equipment Finance SPV, LLCRNGR Energy Services, LLC

By:/s/ James Giaquinto     By:/s/ Darron Anderson

Name:James GiaquintoName:Darron Anderson

Title:Vice President, OpertationsTitle:Chief Executive Officer

and Underwriting

Borrower:Borrower:

Ranger Energy Services, LLCTorrent Energy Services, LLC

By:/s/ Darron AndersonBy:/s/ Darron Anderson

Name:Darron AndersonName:Darron Anderson

Title:Chief Executive OfficerTitle:Chief Executive Officer

Borrower:Borrower:

Ranger Energy Leasing, LLCRanger Energy Properties, LLC

By:/s/ Darron AndersonBy:/s/ Darron Anderson

Name:Darron AndersonName:Darron Anderson

Title:Chief Executive OfficerTitle:Chief Executive Officer

Borrower:Borrower:

Academy Oilfield Rentals, LLCRanger Energy Equipment, LLC

By:/s/ Darron AndersonBy:/s/ Darron Anderson

Name:Darron AndersonName:Darron Anderson

Title:Chief Executive OfficerTitle:Chief Executive Officer

Borrower:

Mallard Completions, LLC

By:/s/ Darron Anderson

Name:Darron Anderson

Title:Chief Executive Officer

Signature Page – Master Financing and Security Agreement